Liberate Announces Financial Results for Quarter Ended August 31, 2003

      Conference Call October 13, 2003, at 2:00 p.m. Pacific Daylight Time


    SAN CARLOS, Calif., Oct. 13 /PRNewswire-FirstCall/ -- Liberate Technologies (Pink Sheets: LBRT), a leading provider of software for digital cable systems, announced financial results for its first fiscal quarter ended August 31, 2003.

    Liberate's revenues for its first fiscal quarter were $1.5 million, compared to $9.0 million for the same quarter of the prior fiscal year.
Before offsets for amortization of deferred costs related to warrants, revenues were $2.8 million for the first quarter and $10.1 million for the same quarter of the prior fiscal year. The net loss was $12.6 million, or $0.12 per share, compared to a loss of $249.3 million, or $2.35 per share, for the prior fiscal year. The revenues and expenses for the current and historical periods exclude revenues and expenses from the Company's OSS division, which is being accounted for as a "discontinued operation" following the decision to sell this division.

    As of August 31, 2003, Liberate had cash and short-term investments of $232.4 million, a decrease of $29.3 million during the quarter. During the first quarter, Liberate paid a $17.9 million premium for its previously announced loss mitigation insurance policy. In addition to cash and short-term investments, the Company had $9.7 million in restricted cash held as security for office leases.

    "With the restatement behind us, management is focused on our two remaining business goals: completing the restructuring and growing revenues," said David Lockwood, Chairman and CEO. "To achieve our restructuring goal, we are progressing in talks regarding the sale of our OSS division in order to reduce headcount to approximately 150 employees by December. To achieve our goal of growing revenues, we are pursuing licensing opportunities with major cable operators in the United States."


    Conference Call

    Liberate has scheduled a conference call on October 13, 2003, at 2:00 p.m. Pacific Daylight Time. The call-in number is 800-774-8574. A replay of the call will be available until Friday, October 17, 2003 on 800-633-8284, reservation code 21162909. The conference call can also be accessed via live webcast at Liberate's website (www.liberate.com) and will remain available for replay.


    About Liberate Technologies

    Liberate Technologies is a leading provider of software for digital cable systems. Based on industry standards, Liberate's software enables cable operators to run multiple services -- including High-Definition Television, Video on Demand, and Personal Video Recorders -- on multiple platforms. Headquartered in San Carlos, California, Liberate has offices in Ontario, Canada, and the United Kingdom.


    NOTE: Liberate and the Liberate design are registered trademarks of Liberate Technologies. Other product names used in association with these registered trademarks are trademarks of Liberate Technologies.


    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

    Those statements above that involve expectations or intentions (such as those relating to future business or financial performance or anticipated corporate or commercial activities) are forward-looking statements, not guarantees of future performance. Actual results may vary materially due to the uncertain market for interactive television services, dependence on a limited number of cable network operators, business disruption resulting from Liberate's restatement and related litigation, necessary adjustments related to recent restructuring, and other risks outlined in Liberate's filings with the Securities and Exchange Commission.


    CONTACT:

     Greg Wood
     Chief Financial Officer
     Liberate Technologies
     650-701-4080
     gwood@liberate.com


                            LIBERATE TECHNOLOGIES
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                                (In thousands)
                                  Unaudited

                                                    August 31,      May 31,
                                                      2003           2003
                          Assets
    Current assets:
      Cash & cash equivalents                        $10,662       $261,689
      Short-term investments                         221,746             --
      Accounts receivable, net                         3,417          3,310
      Prepaid expenses and other current assets        2,821          3,069
      Assets of discontinued operations                8,420          6,936
        Total current assets                         247,066        275,004

    Property and equipment, net                        5,277          6,113
    Intangible assets, net                                --             22
    Deferred costs related to warrants                12,385         14,449
    Restricted cash                                    9,733          9,249
    Other assets                                         147            131
        Total assets                                $274,608       $304,968

            Liabilities and Stockholders' Equity

    Current liabilities:
      Accounts payable                                $2,390         $1,888
      Accrued liabilities                             20,942         39,442
      Accrued payroll and related expenses             1,112          1,562
      Deferred revenues                                9,890         10,619
      Liabilities of discontinued operations           7,706          5,375
        Total current liabilities                     42,040         58,886

    Long-term excess facilities charges               21,144         22,330
    Other long-term liabilities                        2,286          2,242
        Total liabilities                             65,470         83,458

    Commitments and contingencies
    Stockholders' equity:
      Common stock                                     1,040          1,040
      Contributed and paid-in capital              1,490,125      1,490,125
      Deferred stock-based compensation                 (161)          (194)
      Accumulated other comprehensive income           1,985          1,804
      Accumulated deficit                         (1,283,851)    (1,271,265)
        Total stockholders' equity                   209,138        221,510
        Total liabilities and stockholders' equity  $274,608       $304,968

                            LIBERATE TECHNOLOGIES
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share data)
                                  Unaudited

                                                                 Three
                                    Three months ended        months ended
                                         August 31,              May 31,
                                    2003           2002           2003
    Revenues:
      License and royalty          $(924)         $1,007          $868
      Service                      2,469           7,994         4,201
        Total Revenues             1,545           9,001         5,069

    Cost of revenues:
      License and royalty            151             432           214
      Service                      1,443          11,060         2,798
        Total cost of revenues     1,594          11,492         3,012

        Gross margin                 (49)         (2,491)        2,057

    Operating expenses:
      Research and development     3,667           8,122         4,214
      Sales and marketing          1,429           5,697         2,696
      General and administrative   4,181           3,676        30,634
      Amortization of deferred
       costs related to warrants     804             941         1,049
      Restructuring costs            480           2,036         2,116
      Amortization and impairment
       of intangible assets           22             576           137
      Amortization of deferred
       stock-based compensation       10             411           282
      Excess facilities charges
       and related asset
       impairment                     --          17,090         8,718
    Total operating expenses      10,593          38,549        49,846
    Loss from operations         (10,642)        (41,040)      (47,789)

    Interest income, net             617           2,502         1,058
    Other income (expense), net     (375)            542        (4,804)

    Loss from continuing
     operations before income
     tax provision               (10,400)        (37,996)      (51,535)

    Income tax provision             103             398           517
    Loss from continuing
     operations                  (10,503)        (38,394)      (52,052)

    Loss from discontinued
     operations                   (2,083)         (1,629)      (40,198)

    Cumulative effect of a
     change in accounting
     principle                        --        (209,289)           --
    Net loss                    $(12,586)      $(249,312)     $(92,250)

    Basic and diluted loss per share:

      Continuing operations       $(0.10)         $(0.36)       $(0.50)
      Discontinued operations     $(0.02)         $(0.02)       $(0.39)
      Cumulative effect of a
       change in accounting
       principle                     $--          $(1.97)          $--

    Basic and diluted net
     loss per share               $(0.12)         $(2.35)       $(0.89)

    Shares used in computing
     basic and diluted net
     loss per share              104,006         106,051       104,006




SOURCE  Liberate Technologies
    -0-                             10/13/2003
    /CONTACT: Greg Wood, Chief Financial Officer of Liberate Technologies, +1-650-701-4080, or gwood@liberate.com/
    /Web site:  http://www.liberate.com/
    (LBRT)

CO:  Liberate Technologies
ST:  California
IN:  CPR STW
SU:  ERN CCA